QuickLinks -- Click here to rapidly navigate through this document

Exhibit 3.1

ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF
GB&T BANCSHARES, INC.

I.

        The name of the corporation is GB&T Bancshares, Inc. (the "Corporation").

II.

        Effective the date hereof, Article 8 of the Articles of Incorporation of the Corporation is hereby deleted in its entirety.

        All other provisions of the Articles of Incorporation shall remain in full force and effect.

III.

        The amendment was duly adopted by the Board of Directors on September 7, 2004 and approved by the shareholders of the Corporation pursuant to O.C.G.A. § 14-2-1003 on October 13, 2004.

        IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to the Articles of Incorporation to be executed and attested by its duly authorized officers this 14th day of October, 2004.

GB&T BANCSHARES, INC.
By:	/s/ RICHARD A. HUNT
Name:	Richard A. Hunt
Title:	President & CEO
ATTEST:
By:	/s/ GREGORY L. HAMBY
Name:	Gregory L. Hamby	[STAMP]
Title:	Asst. Secretary

QuickLinks

  Exhibit 3.1
ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF GB&T BANCSHARES, INC.